UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): December 31, 2008
Graham Corporation

(Exact name of Registrant as specified in its charter)

Delaware	1-8462	16-1194720

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

20 Florence Avenue, Batavia, New York	14020

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (585) 343-2216
N/A

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     Amendment to Employment Agreement with James R. Lines. On December 31, 2008, Graham Corporation (the “Company”) entered into an Amendment to Employment Agreement (the “Lines Amendment”) with James R. Lines, the Company’s President and Chief Executive Officer. The Lines Amendment amends Mr. Lines’ Employment Agreement with the Company executed on July 27, 2006 for the purpose of bringing such Employment Agreement into compliance with Section 409A of the Internal Revenue Code of 1986 (“Section 409A”). Section 409A imposes an excise tax penalty on an officer’s nonqualified deferred compensation arrangement that does not comply with its provisions. The Lines Amendment amends such Employment Agreement to incorporate the 409A definition of “separation from service” and provides that Mr. Lines must wait six months prior to receiving separation pay if and only to the extent as may be required under Section 409A. In order to comply with Section 409A, the Lines Amendment also: (i) requires that in order for Mr. Lines to receive post-change in control termination benefits, he must be terminated within two years of a change in control of the Company (as compared to three years under the Employment Agreement); and (ii) modifies the definition of change in control under his Employment Agreement to require the acquisition by any person of 30% voting control of the Company (as compared to 25% under the Employment Agreement) in order for a change of control to be triggered under such Agreement. No other material changes to Mr. Lines’ Employment Agreement were effected by the Lines Amendment.
     Amendment to Employment Agreement with Alan E. Smith. On December 31, 2008, the Company also entered into an Amendment to Employment Agreement (the “Smith Amendment”) with Alan E. Smith, the Company’s Vice President of Operations. The Smith Amendment amends Mr. Smith’s Employment Agreement with the Company executed on August 1, 2007 for the purpose of bringing such Employment Agreement into compliance with Section 409A. The Smith Amendment amends such Employment Agreement to incorporate the 409A definition of “separation from service” and provides that Mr. Smith must wait six months prior to receiving separation pay if and only to the extent as may be required under Section 409A. No other material changes to Mr. Smith’s Employment Agreement were effected by the Amendment.
     General. The foregoing descriptions of the Lines Amendment and the Smith Amendment, respectively, do not purport to be complete and are qualified in their entirety by reference to the full texts of such Amendments, copies of which are attached hereto as Exhibits 99.1 and 99.2, respectively, and are incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Description

99.1	Amendment to Employment Agreement dated as of December 31, 2008 by and between Graham Corporation and James R. Lines

99.2	Amendment to Employment Agreement dated as of December 31, 2008 by and between Graham Corporation and Alan E. Smith

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Graham Corporation
Date: January 6, 2009	By:	/s/ James R. Lines
James R. Lines
President and Chief Executive Officer